UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 10, 2009

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-3375	South Carolina Electric & Gas Company	57-0248695
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina 29201
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
     (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
      (17 CFR 240.13e-4(c))

Item 8.01                      OTHER EVENTS

South Carolina Electric & Gas Company (SCE&G) entered into an underwriting agreement dated March 10, 2009 (the “Underwriting Agreement”), between SCE&G and BNY Mellon Capital Markets, LLC and Mizuho Securities USA Inc., each individually and acting as representatives for the underwriters named therein, related to the sale of $175 million of SCE&G’s First Mortgage Bonds, 6.05% Series due January 15, 2038 (the” Bonds”).

This Current Report on Form 8-K is being filed for the purpose of filing the exhibits hereto for incorporation into the Registration Statement on Form S-3 (File No. 333-145208-01), as amended, relating to the offering of the Bonds (as so amended, the “Registration Statement”).  A copy of the Underwriting Agreement is filed as Exhibit 1.01, an opinion of Francis P. Mood, Jr., Esq., relating to the Bonds is filed as Exhibit 5.01, the consent of Francis P. Mood, Jr., Esq., is filed as Exhibit 23.01, and certain information relating to Item 14 – “Other Expenses of Issuance and Distribution”, relating to the Registration Statement, is filed as Exhibit 99.01.

Item 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

1.01
Underwriting Agreement dated March 10, 2009 between South Carolina Electric & Gas Company and BNY Mellon Capital Markets, LLC and Mizuho Securities USA Inc., each individually and acting as representatives for the underwriters named therein

5.01	Opinion of Francis P. Mood, Jr., Esq. relating to the Bonds

23.01	Consent of Francis P. Mood, Jr., Esq. (Filed as part of opinion filed as Exhibit 5.01)

99.01	Information Relating to Item 14 – Other expenses of Issuance and Distribution, relating to Registration Statement on Form S-3 (File No. 333-145208-01), as amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  South Carolina Electric & Gas Company
                                       (Registrant)

March 11, 2009                                    By: /s/James E. Swan, IV
                                                           James E. Swan, IV
           Controller